                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: AUGUST 1997
DISTRIBUTION DATE: 9/15/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                  Per $1,000 of
                                                                                                 Original Class A
                                                                                                    Certificate
                                                                                                       Amount
                                                                                                 ----------------

(i)   Principal Distribution                                                  $2,002,092.18          $3.923919

(ii)  Interest Distribution                                                      $37,902.85          $0.074286

(iii) Amount of Distribution allocable to the Yield Suppl. Amount                 $2,152.74
      Amount of Distribution allocable to the Shortfall (Excess) Amount           $1,237.97

(iv)  Monthly Servicing Fee                                                      $10,450.19          $0.020481
      Monthly Supplemental Servicing Fee                                              $0.00          $0.000000
      Class A Percentage of the Servicing Fee                                     $9,718.68          $0.019048
      Class A Percentage of the Supplemental Servicing Fee                            $0.00          $0.000000

(v)   Class A Principal Balance (end of Collection Period)                    $9,660,324.54
      Class A Pool Factor (end of Collection Period))                             1.8933361%
      Class B Principal Balance (end of Collection Period)                      $727,121.20

(vi)  Pool Balance (end of Collection Period)                                $10,387,445.74

(vii) Class A Interest Carryover Shortfall                                            $0.00          $0.000000
      Class A Principal Carryover Shortfall                                           $0.00          $0.000000

(viii)Amount otherwise distributable to Class B Certificateholders                    $0.00
      that is distributed to Class A Certificateholders

(ix)  Balance of the Reserve Fund Property (end of Collection Period)         $5,486,319.09

(x)   Aggregate Purchase Amount of Receivables repurchased by                         $0.00
      the Seller or the Servicer

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